Exhibit 8.1

Subsidiaries

Subsidiary listing of SMART Technologies Inc.:

•	SMART Technologies ULC

•	SMART Technologies Finance, Inc.

•	SMART Bricks and Mortar Inc.

•	SMART Technologies (Call Co. 1) Inc.

•	SMART Technologies Corporation

•	SMART Technologies (GB) Limited

•	SMART Technologies (France) SAS

•	SMART Technologies (Germany) GmbH

•	SMART Technologies (Singapore) Private Limited

•	Nippon SMART Technologies Kabushiki Kaisha

•	SMART Technologies Equipamentos de Informatica Ltda.

•	SMART Technologies (EMEA) Inc.

•	SMART Technologies (LATA) Inc.

•	SMART Technologies (APAC) Inc.

•	SMART Technologies (Middle East) FZE

•	SMART Technologies India Promotional & Marketing Services Private Limited

•	SMART Technologies (China) Inc. (formerly SMART Technologies International Promotional Services Ltd. – name change as of April 29, 2010)

•	SMART Technologies NW Holdings Limited

•	Next Holdings Ltd.

•	NextWindow Ltd.

•	NextWindow Singapore PTE Limited

•	Next Holdings Inc.

•	SMART Technologies (Russia) LLC